UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	July 26, 2004
Date of Earliest Event Reported:	July 26, 2004

BOISE CASCADE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street P.O. Box 50 Boise, Idaho		83728-0001
(Address of principal executive offices)		(Zip Code)

208/384-6161

(Registrant’s telephone number, including area code)

Item 5.                                     Other Events.

On July 26, 2004, Boise Cascade Corporation announced that it had reached a definitive agreement to sell its paper, forest products, and timberland assets for approximately $3.7 billion to Madison Dearborn Partners, Inc. (MDP), a private equity investment firm located in Chicago, Illinois.  The transaction, which is expected to be completed by mid-November 2004, will create a new, privately held company operating under the tradename Boise.

Following the transaction, Boise Cascade Corporation will change its company name to OfficeMax, Inc., and continue to operate its office products distribution business as its principal business under the tradename OfficeMax.

This transaction has been approved by Boise Cascade Corporation’s board of directors and is subject to approval by regulatory authorities.

A copy of Boise Cascade Corporation’s news release is attached as Exhibit 99.1.

The foregoing description of the transaction is not complete.  For further information, please refer to the news release that is filed with this Form 8-K.

Item 7.                                     Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 99.1	Boise Cascade Corporation News Release dated July 26, 2004
	Exhibit 99.2	Webcast and Conference Call – PowerPoint presentation entitled, “Transforming Boise Cascade Corporation, July 2004”
	Exhibit 99.3	Webcast and Conference Call – Script

Item 9.                                     Regulation FD Disclosure.

Boise hosted a webcast and conference call on Monday, July 26, 2004, at 10 a.m. (Eastern Daylight Time) at which it discussed this announcement.  Copies of the webcast and conference call PowerPoint presentation and script are attached as Exhibits 99.2 and 99.3, respectively.

To access the archived webcast, please go to our website at www.bc.com and click on the Presentations page of the Investor Relations section of Boise’s website.

A replay of the conference call will be available from 1:30 p.m. (Eastern) on July 26, 2004, to 1:30 p.m. (Eastern) on August 27, 2004.  Callers in the United States should dial (800) 642-1687 for the replay, and international callers should dial (706) 645-9291.  The access code for both numbers is 9011950.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE CORPORATION

By	/s/ Karen E. Gowland
Karen E. Gowland Vice President and Corporate Secretary

Date:  July 26, 2004

EXHIBIT INDEX

Number	Description

99.1	Boise Cascade Corporation News Release dated July 26, 2004

99.2	Webcast and Conference Call – PowerPoint presentation entitled, “Transforming Boise Cascade Corporation, July 2004”

99.3	Webcast and Conference Call – Script